As filed with the Securities and Exchange Commission on July 24, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AFFILIATED MANAGERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

(Full title of the plan)

Jay C. Horgen

President and Chief Executive Officer

777 South Flagler Drive

West Palm Beach, Florida 33401

(Name and address of agent for service)

(800) 345-1100

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael R. Littenberg

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

212-596-9000 (phone)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,500,000 shares	$ 70.22	$ 315,990,000	$ 41,016

(1)

Represents shares of Common Stock issuable pursuant to awards granted under the 2020 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Offering prices of Common Stock issuable pursuant to awards granted under the Plan are computed in accordance with Rule 457(c) and Rule 457(h) based on the average high and low prices of the Common Stock as reported by the New York Stock Exchange on July 20, 2020 to be $70.69 and $69.74, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2020 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Affiliated Managers Group, Inc. (the “Registrant”) hereby incorporates by reference the documents listed in (a), (b), (c), (d) and (e) below (Commission File No. 001-13459), which have previously been filed with the SEC (other than, in each case, any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Exchange Act and applicable SEC rules):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC pursuant to the Exchange Act on February 28, 2020;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC pursuant to the Exchange Act on May 4, 2020;

(c)

the Registrant’s Current Reports on Form 8-K, filed with the SEC pursuant to the Exchange Act on February  3, 2020, April 27,  2020, April  28, 2020, May  15, 2020, June  5, 2020, June  12, 2020, and July 24, 2020;

(d)

the description of the Registrant’s Common Stock, $0.01 par value per share, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the SEC under Section 12 of the Exchange Act, on October 7, 1997, including any amendments or reports filed for the purpose of updating such description; and

(e)

the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April  28, 2020, and any amendments thereto (excluding those portions that are not incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with Exchange Act and applicable SEC rules), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of the State of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

In accordance with the General Corporation Law, Article VII of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Article V of the Registrant’s Amended and Restated By-Laws (the “By-Laws”) provides for indemnification, to the fullest extent authorized by the General Corporation Law (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by the Registrant of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys’ fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

The Registrant also carries standard directors’ and officers’ liability insurance covering its directors and officers.

The Registrant has also entered into indemnification agreements with certain of its directors and officers. Such agreements generally provide for indemnification by reason of being a director or officer of the Registrant, as the case may be. These agreements are in addition to the indemnification provided by the Registrant’s Certificate and By-Laws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibits

4.1

Specimen certificate for shares of common stock of the Registrant (previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-13459) filed with the SEC on February 23, 2018 and incorporated by reference herein)

4.2

Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-34679) filed with the SEC on October 29, 1997 and incorporated by reference herein)

4.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-8 (File No. 333-129748) filed with the SEC on November 16, 2005 and incorporated by reference herein)

4.4

Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed with the Registrant’s definitive proxy statement (File No. 001-13459) filed with the SEC on April 28, 2006 and incorporated by reference herein)

4.5

Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13459) filed with the SEC on August 3, 2017 and incorporated by reference herein)

4.6	Amended and Restated By-Laws (previously filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13459) filed with the SEC on November 7, 2016 and incorporated by reference herein)

4.7	Affiliated Managers Group, Inc. 2020 Equity Incentive Plan*

5.1	Opinion of Ropes & Gray LLP*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page hereto)*

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Palm Beach, Florida, on this 24th day of July, 2020.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Jay C. Horgen
Name: Jay C. Horgen
Title: President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute and appoint Jay C. Horgen, Thomas M. Wojcik and David M. Billings, and each of them singly, our true and lawful attorneys-in-fact and agents, with power to act singly and with full power of substitution and resubstitution, to sign for us and in our names, in the capacities indicated below, one or more Registration Statements on Form S-8 relating to the Affiliated Managers Group, Inc. 2020 Equity Incentive Plan, and any and all amendments (including post-effective amendments) to such Registration Statements on Form S-8, and to file or caused to be filed the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact and agents, or any of them or their substitute or substitutes, to said Registration Statements on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jay C. Horgen	President, Chief Executive Officer (Principal Executive Officer) and Director	July 24, 2020
Jay C. Horgen

/s/ Thomas M. Wojcik	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 24, 2020
Thomas M. Wojcik

/s/ Patrick T. Ryan	Chairman of the Board of Directors	July 24, 2020
Patrick T. Ryan

/s/ Samuel T. Byrne	Director	July 24, 2020
Samuel T. Byrne

/s/ Dwight D. Churchill	Director	July 24, 2020
Dwight D. Churchill

/s/ Glenn Earle	Director	July 24, 2020
Glenn Earle

/s/ Reuben Jeffery III	Director	July 24, 2020
Reuben Jeffery III

/s/ Tracy P. Palandjian	Director	July 24, 2020
Tracy P. Palandjian

/s/ Karen L. Yerburgh	Director	July 24, 2020
Karen L. Yerburgh